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                                                                    EXHIBIT 23.2

                              ACCOUNTANTS' CONSENT

THE BOARD OF DIRECTORS
ORBITAL SCIENCES CORPORATION AND SUBSIDIARIES:

      We consent to the incorporation by reference in the registration statements on Forms S-8 (Nos. 33-84296, 33-62277, 33-64517, 333-53585,
333-69887, 333-69885, and 333-27999) of Orbital Sciences Corporation and subsidiaries of our report dated January 31, 1997, relating to the consolidated balance sheets of ORBCOMM Global, L.P. (a development stage enterprise) as of December 31, 1996 and 1995, and the related consolidated statements of income and expenses, partners' capital, and cash flows for each of the years in the three-year period ended December 31, 1996, and for the period from June 30, 1993 (date of inception) through December 31, 1996, which report is incorporated by reference in the December 31, 1996 annual report on Form 10-K/A of Orbital Sciences Corporation.

                                                   KPMG LLP

WASHINGTON, D.C.
JUNE 26, 2000